                                                                    EXHIBIT 21.1

                SUBSIDIARIES OF TELCO COMMUNICATIONS GROUP, INC.

Name of Subsidiary                           State of Incorporation
- ------------------                           ----------------------
Dial & Save of Alabama, Inc.                 Delaware
Dial & Save of Arizona, Inc.                 Delaware
Dial & Save of Arkansas, Inc.                Delaware
Dial & Save of California, Inc.              Delaware
Dial & Save of Colorado, Inc.                Delaware
Dial & Save of Connecticut, Inc.             Delaware
Dial & Save of Delaware, Inc.                Delaware
Dial & Save of Florida, Inc.                 Delaware
Dial & Save of Florida, Alpha, Inc.          Delaware
Dial & Save of Florida, Beta, Inc.           Delaware
Dial & Save of Florida, Gamma, Inc.          Delaware
Dial & Save of Florida, Delta, Inc.          Delaware
Dial & Save of Georgia, Inc.                 Delaware
Dial & Save of Idaho, Inc.                   Delaware
Dial & Save of Illinois, Inc.                Delaware
Dial & Save of Indiana, Inc.                 Delaware
Dial & Save of Iowa, Inc.                    Delaware
Dial & Save of Kansas, Inc.                  Delaware
Dial & Save of Kentucky, Inc.                Delaware
Dial & Save of Louisiana, Inc.               Delaware
Dial & Save of Maine, Inc.                   Delaware
Dial & Save of Maryland, Inc.                Delaware
Dial & Save of Massachusetts, Inc.           Delaware
Dial & Save of Michigan, Inc.                Delaware
Dial & Save of Minnesota, Inc.               Delaware
Dial & Save of Mississippi, Inc.             Delaware
Dial & Save of Missouri, Inc.                Delaware
Dial & Save of Montana, Inc.                 Delaware
Dial & Save of Nebraska, Inc.                Delaware
Dial & Save of Nevada, Inc.                  Delaware
Dial & Save of New Hampshire, Inc.           New Hampshire
Dial & Save of New Jersey, Inc.              Delaware
Dial & Save of New Mexico, Inc.              Delaware
Dial & Save of New York, Inc.                Delaware
Dial & Save of North Carolina, Inc.          Delaware
Dial & Save of North Dakota, Inc.            Delaware
Dial & Save of Ohio, Inc.                    Delaware
Dial & Save of Oklahoma, Inc.                Delaware

Name of Subsidiary                           State of Incorportation
- ------------------                           -----------------------

Dial & Save of Oregon, Inc.                  Delaware
Dial & Save of Pennsylvania, Inc.            Virginia
Dial & Save of Rhode Island, Inc.            Delaware
Dial & Save of South Carolina, Inc.          Delaware
Dial & Save of South Dakota, Inc.            Delaware
Dial & Save of Tennessee, Inc.               Delaware
Dial & Save of Texas, Inc.                   Delaware
Dial & Save of Utah, Inc.                    Delaware
Dial & Save of Vermont, Inc.                 Delaware
Dial & Save of Virginia, Inc.                Delaware
Dial & Save of Washington, Inc.              Delaware
Dial & Save of Washington, D.C., Inc.        Delaware
Dial & Save of West Virginia, Inc.           Delaware
Dial & Save of Wisconsin, Inc.               Delaware
Dial & Save of Wyoming, Inc.                 Delaware
Long Distance Wholesale Club                 Delaware
Telco Development Group of Delaware, Inc.    Delaware
Tel Labs, Inc.                               Virginia


                                       2